[Letterhead of Sutherland Asbill & Brennan LLP]




                                 April 10, 2002

Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, Mississippi 39213

         Re:   Southern Farm Bureau Life Variable Life Account
               (File No. 333-68114)
               -----------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 1 to the registration statement on Form S-6 for Southern Farm Bureau Life Variable Life Account (File No. 333-68114). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By: /s/ Stephen E. Roth
                                                -------------------
                                                Stephen E. Roth